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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K
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                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) April 28, 2003


                             UNITED FINANCIAL, INC.
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             (Exact name of Registrant as specified in its charter)



     North Carolina                 000-50018                  55-0796470
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(State or other jurisdiction   (Commission File No.)          (IRS Employer
  of incorporation)                                       Identification No.)


              1128 South Main Street, Graham, North Carolina 27253
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                    (Address of principal executive offices)


Registrant's telephone number, including area code (336) 226-1223


                                 Not Applicable
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                 (Former address of principal executive offices)



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Item 12. Results of Operations and Financial Condition
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First Quarter 2003 Earnings Press Release

         Registrant issued a press release to report quarter end results for March 31, 2003. The press release reported that net income for the three months ended March 31, 2003 increased to $296,000 compared to $118,500 for the same period in 2002. Earnings for 2003 include gains from the sale of investments of $150,000, compared with $13,000 in 2002. The Company's assets at March 31, 2003 increased to $126 million compared with $106 million at March 31, 2002. The Company's shareholders' equity increased to $10 million at March 31, 2003 compared with $9 million at March 31, 2002. For the three month period ended March 31, 2003, net interest income decreased to $923,000 from $951,000 during the same period last year. For the three months ended March 31, 2003, non-interest income, excluding investment gains, increased to $201,000 from $128,000 during the same period last year. For the three months ended March 31, 2003, non-interest expense increased to $900,000 from $798,000 during the same period of 2002.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         UNITED FINANCIAL, INC.

                                         By: /s/ William M. Griffith, Jr.
                                             ----------------------------------
                                             William M. Griffith, Jr.
                                             President and CEO



Dated: April 29, 2003


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                                  EXHIBIT INDEX
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       Exhibit Number           Description of Exhibit
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           99.1                 Press Release


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